                                                                    EXHIBIT 99.5
                             JOINT FILER INFORMATION

Name:                      Stephen T. Jurvetson

Address:                   2882 Sand Hill Road, Suite 150
                           Menlo Park, CA 94025

Relationship to Issuer:    10% owner of issuer because Mr. Jurvetson is a
                           managing director of the general partner of Draper
                           Fisher Associates Fund IV, LP.

Designated Filer:          Draper Fisher Associates Fund IV, L.P.

Issuer and Ticker Symbol:  Digital Impact, Inc.  (NASDAQ:DIGI)

Date of Event Requiring
Statement:                 January 28, 2005

January 31, 2005
----------------
Date

                                     By: /s/ Stephen T. Jurvetson
                                         -------------------------
                                         Stephen T. Jurvetson

The reporting person disclaims  beneficial  ownership of the reported securities except to the extent of its pecuniary interest therein.